SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2017 (April 30, 2017)

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in item 5.02 of this current report on Form 8-K is incorporated by reference herein in its entirety.

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Principal Financial Officer

On April 30, 2017, Jonathan Lloyd Jones, the Chief Financial Officer of Neuralstem, Inc. (“Company”) left the Company to pursue other opportunities. Pursuant to the terms of Mr. Lloyd Jones’ employment, the Company would be required to pay Mr. Lloyd Jones a lump sum of $315,000 and the immediate vesting of his inducement option grant upon his leaving the Company. Notwithstanding, in connection with Mr. Lloyd Jones leaving the Company, the Company entered into a separation agreement and release (“Separation Agreement”) with Mr. Lloyd Jones. Pursuant to the Separation Agreement, and in lieu of any compensation owed under the terms of his employment, Mr. Lloyd Jones released the Company from any and all causes of action, rights or claims in any way connected to his employment with the Company in exchange for (i) the payment of an aggregate of $315,000 payable in twelve (12) equal monthly installments, and (ii) the vesting of all outstanding options awards previously granted to him. The foregoing summary of the Separation Agreement is qualified in its entirety by the terms of the Separation Agreement attached to this report as Exhibit 10.01.

Appointment of Principal Financial Officer

Effective April 30, 2017, Richard Daly will serve as the Company’s principal financial and accounting officer, on an interim basis, until a successor for Mr. Lloyd Jones has been identified and retained. Assisting Mr. Daly with the prior responsibilities and duties of Mr. Lloyd Jones will be the Bethesda Financial Group, the Company’s current accounting advisor.

Richard Daly, age 56, has been our Chief Executive Officer since February of 2016 and Chairman of the Board since June 2016. Mr. Daly brings over 25 years of commercial pharmaceutical experience working in positions of progressive responsibility in sales, marketing and operations. From November 2015 until February 2016, Mr. Daly was a managing partner at Ravine Rock Partners, LLC, a bio-pharmaceutical consulting company.  Prior to that, from August 2013 until February 2014, Mr. Daly (as an employee of BMS) was the U.S. President of the BMS-AZ Diabetes Alliance. In February 2014 AstraZeneca purchased the BMS interest in the Diabetes Alliance and Mr. Daly became the President of U.S. Diabetes, a subsidiary of AstraZeneca Pharmaceutical LP. He served in this position until November 2014. From October 2011 until November 2012, Mr. Daly was a founding partner, board member and investor in SagePath Partners LLC, a commercial outsourcing provider to the pharmaceutical industry.  Between July 2008 and October 2011, Mr. Daly was executive vice president of North and South America for Takeda NA, the north American subsidiary of Takeda Pharmaceuticals (TSE: TYO).  Since June 2015, Mr. Daly has served on the board of directors and on the Nomination/Governance (Chair) and Compensation Committees for Synergy Pharmaceuticals (NASDAQ: SGYP). Since February 2015, Mr. Daly has also served on the board of directors and on the Compensation Committee of Catalyst Pharmaceuticals (NASDAQ: CPRX).  Mr. Daly holds a BS in Microbiology from The University of Notre Dame and an MBA from Northwestern University's Kellogg Graduate School of Management. In evaluating Mr. Daly’s specific experience, qualifications, attributes and skills in connection with his appointment to our board, we took into account his prior work with both public and private organizations, including his experience in building biopharmaceutical organizations, his strong business development background and his past experience and relationships in the biopharma and biotech fields.

Item 9.01	Financial Statement and Exhibits.

Exhibit No.	Description
10.01	Separation Agreement and Release with former CFO

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2017	Neuralstem, Inc.

/s/ Richard Daly
By: Richard Daly
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
10.01	Separation Agreement and Release with former CFO